UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 29, 2016, Orexigen Therapeutics, Inc. (the “Company”) made the initial payment of $60 million due under that certain Separation Agreement with Takeda Pharmaceutical Company Limited (“Takeda), dated March 15, 2016 (the “Separation Agreement”). The Separation Agreement terminates the Amended and Restated Collaboration Agreement between the Company and Takeda, dated July 31, 2015 (the “Collaboration Agreement”), and the Manufacturing Services Agreement between the Company and Takeda, dated September 2, 2014 (the “Manufacturing Agreement”), effective automatically upon the end of a transition period (the “Transition Period”), which will be the earlier of (i) the date that is 180 days after the closing of the transactions contemplated by the Separation Agreement, (ii) September 30, 2016, (iii) the date of first commercial sale of Contrave® by the Company in the United States and (iv) the effective date of the Company’s notice to Takeda that it is terminating the transition period under the Separation Agreement, which will result in the Company’s reacquisition of all rights to its commercial product, Contrave®. The Company may also be obligated to pay Takeda milestone payments of $10 million, $20 million, $30 million and $50 million, based on the achievement of annual Contrave® net sales milestones of $200 million, $300 million $400 million and $600 million, respectively, in any year following the end of the transition period. Each such milestone payment shall be payable only once but more than one may be payable with respect to net sales in a single year. The Company expects the acquisition to be complete following the completion of the Transition Period. Except for the Collaboration Agreement, Manufacturing Agreement and other related agreements, there are no relationships between the Company and Takeda or any of the Company’s or Takeda’s affiliates or any of the Company’s directors or officers or any associate of any of the Company’s directors or officers.

Forward-Looking Statements

This current report contains “forward-looking” statements, including, without limitation, all statements related to milestone payments to be made by the Company and the timing and expectations with respect to the completion of the acquisition. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks detailed in the Company’s risk factors under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: April 4, 2016	By:	/s/ Thomas Lynch
	Name:	Thomas Lynch
	Title:	Executive Vice President, General Counsel and Secretary